UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On September 20, 2010, SulphCo, Inc. (the “Company”) received notice (the “Notice”) that the NYSE Amex LLC (the “Exchange”) had accepted the Company’s plan of compliance (the “Plan”).  In accepting the Company’s Plan, the Exchange granted the Company an extension until December 30, 2011 for the continued listing of the Company’s common stock and for the Company to regain compliance with the continued listing standards (the “Plan Period”) subject to quarterly progress reviews by the Exchange during the Plan Period.

As previously disclosed, the Company is not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Exchange’s Company Guide (the “Company Guide”) which set forth minimum stockholders’ equity and net income requirements.

In July, the Company submitted its Plan to the Exchange that set forth the actions it had taken and additional actions that would be taken to return the Company to compliance with the applicable standards in the Company Guide.

On September 23, 2010, the Company issued a press release announcing the Company had received the Notice from the staff of the Exchange.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated September 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SulphCo, Inc.

Dated as of: September 24, 2010	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President, Chief Financial Officer, Treasurer and Corporate Secretary